Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
May 8, 2014
Kemper Corporation Reports First Quarter 2014 Earnings

◦	First quarter net operating income of $32 million, or $0.56 per diluted share

◦	The Property & Casualty Group realigned its operations

◦	The Life & Health Group continued its expansion into worksite benefits

◦	Total capital returned to shareholders of $22 million in the quarter
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $35.1 million, or $0.63 per diluted share, for the first quarter of 2014, compared to $58.4 million, or $1.00 per diluted share, for the first quarter of 2013. Consolidated net operating income1 was $31.5 million, or $0.56 per diluted share, for the first quarter of 2014, compared to $42.3 million, or $0.72 per diluted share, for the first quarter of 2013. Net operating income per diluted share decreased primarily from lower net investment income, higher catastrophe losses and higher expenses as a percentage of earned premiums.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Mar 31, 2014	Mar 31, 2013
Consolidated Net Operating Income [1]	$31.5	$42.3
Income from Continuing Operations	35.2	58.6
Net Income	35.1	58.4

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(10.6)	$(7.2)

Diluted Net Income Per Share From:
Consolidated Net Operating Income [1]	$0.56	$0.72
Continuing Operations	0.63	1.00
Net Income	0.63	1.00

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.19)	$(0.12)
“Our results in the quarter were mixed. The Life & Health group reported higher earnings, despite lower net investment income, as benefits returned to more normal levels. Our Property & Casualty group reported lower earnings driven by lower net investment income, higher catastrophes and lower earned premiums,” commented Donald G. Southwell, Kemper’s Chairman, President and Chief Executive Officer. “We remain focused on implementing our strategic actions to improve bottom line P&C results, recognizing that we may experience some short-term pressures like we saw this quarter in new business and retention levels.”
“The Property & Casualty group realigned its operations, enabling us to cross-appoint agents in our standard and non-standard markets, and offer additional products for our agents to sell. This streamlined structure also reduces expenses, enables additional investments in talent development and provides greater scale as we invest more heavily in predictive analytics,” said Southwell.
“Moving to capital, we took advantage of favorable market conditions to improve our capital flexibility by issuing $150 million of 40-year subordinated debt. We also returned $22 million to shareholders in the quarter through our competitive dividend and share repurchases,” concluded Southwell.

1 Consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
During the first quarter of 2014, Kemper repurchased more than 220,000 shares of its common stock at a total cost of $8.3 million, or $37.54 per share, and paid dividends of $13.3 million.
Kemper ended the quarter with a book value per share excluding net unrealized gains on fixed maturities of $35.13, up 2 percent from $34.49 at the end of 2013. Book value per share was $38.71, up 5 percent from $36.86 at the end of 2013, driven by the impact of lower yields on the fixed maturities portfolio, and net income.
On February 27, 2014, Kemper issued $150.0 million of its 7.375 percent subordinated debt due February 27, 2054. Net proceeds from the transaction were $144.2 million and the company intends to use the net proceeds for working capital and other general corporate purposes, which may include retirement of a portion of the company’s debt.
Revenues
Total revenues were $554.6 million for the first quarter of 2014, compared to $615.9 million in 2013, largely from earned premiums reductions in the Property & Casualty Insurance segment, lower realized gains and lower net investment income.
For the first quarter of 2014, earned premiums decreased $29.8 million in the Property & Casualty Insurance segment. The company expected lower earned premiums due to profit improvement actions, but not at the level experienced.
Net investment income was $71.1 million in the first quarter of 2014, compared to $80.8 million in 2013. The decrease was driven by lower income from equity method investments, lower interest and dividends on fixed maturities and lower dividends on equity securities. Excluding equity method investments, net investment income decreased $4.6 million primarily from lower yields. The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.0 percent for the first quarter of 2014.
Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior year development includes both catastrophe and non-catastrophe losses, (iii) catastrophe losses exclude the impact of prior year development and (iv) underlying loss ratio includes loss and loss adjustment expenses.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2014	Mar 31, 2013
Segment Net Operating Income:
Property & Casualty Insurance	$14.4	$29.0
Life & Health Insurance	22.1	21.2
Total Segment Net Operating Income	36.5	50.2
Corporate and Other Net Operating Loss	(5.0)	(7.9)
Consolidated Net Operating Income	31.5	42.3
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	4.2	17.5
Net Impairment Losses Recognized in Earnings	(0.5)	(1.2)
Income from Continuing Operations	$35.2	$58.6

In the March of 2014, Kemper realigned its property and casualty insurance businesses. As a result of the realignment, the company is now reporting the property and casualty businesses in a single segment named the Property & Casualty Insurance segment.
The Property & Casualty Insurance segment reported net operating income of $14.4 million in the first quarter of 2014, compared to $29.0 million in 2013. Results decreased primarily from $5.9 million lower net investment income, $4.7 million higher catastrophe losses and higher insurance expenses as a percentage of earned premiums. The first quarter 2014 underlying loss and LAE ratio of 71.4 percent was relatively flat, compared to the prior year as improvements in personal auto offset higher underlying loss and LAE ratios in commercial auto, homeowners and other personal insurance. The insurance expense ratio increased to 27.8 percent in the first quarter of 2014, compared to 25.8 percent in 2013, driven by a lower premium base and higher legal expenses.
The Life & Health Insurance segment reported net operating income of $22.1 million for the first quarter of 2014, an increase of $0.9 million from 2013. Results increased largely from improved mortality and lower property losses from products sold by the home service agents, partially offset by lower net investment income. Results also include start-up expenses to expand distribution channels at Reserve National, primarily offset by lower home service agent commissions.

Corporate and Other net operating loss improved $2.9 million over the the first quarter of 2013, primarily from lower employee retirement benefits and higher unallocated net investment income, partially offset by higher interest expense.

Unaudited condensed consolidated statements of income for the three months ended March 31, 2014 and 2013 are presented below:

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts)	Mar 31, 2014	Mar 31, 2013
Revenues:
Earned Premiums	$477.6	$509.9
Net Investment Income	71.1	80.8
Other Income	0.1	0.2
Net Realized Gains on Sales of Investments	6.6	26.9
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(0.8)	(2.4)
Portion of Losses Recognized in Other Comprehensive Income	—	0.5
Net Impairment Losses Recognized in Earnings	(0.8)	(1.9)
Total Revenues	554.6	615.9
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	327.9	349.2
Insurance Expenses	152.1	158.3
Interest and Other Expenses	22.7	23.8
Total Expenses	502.7	531.3
Income from Continuing Operations before Income Taxes	51.9	84.6
Income Tax Expense	(16.7)	(26.0)
Income from Continuing Operations	35.2	58.6
Loss from Discontinued Operations	(0.1)	(0.2)
Net Income	$35.1	$58.4

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.63	$1.00
Diluted	$0.63	$1.00

Net Income Per Unrestricted Share:
Basic	$0.63	$1.00
Diluted	$0.63	$1.00

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	55,312.9	58,130.5
Unrestricted Shares and Equivalent Shares - Diluted	55,443.1	58,240.8

Dividends Paid to Shareholders Per Share	$0.24	$0.24

Unaudited business segment revenues for the three months ended March 31, 2014 and 2013 are presented below:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2014	Mar 31, 2013
REVENUES
Property & Casualty Insurance:
Earned Premiums	$322.3	$352.1
Net Investment Income	17.6	25.1
Other Income	0.1	0.2
Total Property & Casualty Insurance	340.0	377.4
Life & Health Insurance:
Earned Premiums	155.3	157.8
Net Investment Income	50.2	53.0
Total Life & Health Insurance	205.5	210.8
Total Segment Revenues	545.5	588.2
Net Realized Gains on the Sales of Investments	6.6	26.9
Net Impairment Losses Recognized in Earnings	(0.8)	(1.9)
Other	3.3	2.7
Total Revenues	$554.6	$615.9

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Mar 31, 2014	Dec 31, 2013
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$4,619.5	$4,575.0
Equity Securities at Fair Value	648.3	598.5
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	239.0	245.1
Short-term Investments at Cost which Approximates Fair Value	506.9	284.7
Other Investments	448.2	448.0
Total Investments	6,461.9	6,151.3
Cash	65.0	66.5
Receivables from Policyholders	319.5	331.6
Other Receivables	225.5	193.1
Deferred Policy Acquisition Costs	301.8	302.9
Goodwill	311.8	311.8
Deferred Income Tax Assets	—	31.8
Other Assets	258.7	267.4
Total Assets	$7,944.2	$7,656.4
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,237.7	$3,217.5
Property and Casualty	829.6	843.5
Total Insurance Reserves	4,067.3	4,061.0
Unearned Premiums	582.5	598.9
Liabilities for Income Taxes	30.6	8.3
Debt at Amortized Cost	751.4	606.9
Accrued Expenses and Other Liabilities	367.7	329.8
Total Liabilities	5,799.5	5,604.9
Shareholders’ Equity:
Common Stock	5.5	5.6
Paid-in Capital	693.5	694.8
Retained Earnings	1,231.5	1,215.8
Accumulated Other Comprehensive Income	214.2	135.3
Total Shareholders’ Equity	2,144.7	2,051.5
Total Liabilities and Shareholders’ Equity	$7,944.2	$7,656.4

Unaudited selected financial information for the Property & Casualty Insurance segment follows:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2014	Mar 31, 2013

Results of Operations
Net Premiums Written	$304.3	$345.4
Earned Premiums:
Automobile	$216.3	$245.7
Homeowners	79.7	80.4
Other Personal	13.2	13.9
Total Personal	309.2	340.0
Commercial Automobile	13.1	12.1
Total Earned Premiums	322.3	352.1
Net Investment Income	17.6	25.1
Other Income	0.1	0.2
Total Revenues	340.0	377.4
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	230.4	251.1
Catastrophe Losses and LAE	16.0	8.7
Prior Years:
Non-catastrophe Losses and LAE	(12.7)	(12.0)
Catastrophe Losses and LAE	(2.7)	(1.5)
Total Incurred Losses and LAE	231.0	246.3
Insurance Expenses	89.7	90.9
Operating Profit	19.3	40.2
Income Tax Expense	(4.9)	(11.2)
Segment Net Operating Income	$14.4	$29.0

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	71.4%	71.3%
Current Year Catastrophe Losses and LAE Ratio	5.0	2.5
Prior Years Non-catastrophe Losses and LAE Ratio	(3.9)	(3.4)
Prior Years Catastrophe Losses and LAE Ratio	(0.8)	(0.4)
Total Incurred Loss and LAE Ratio	71.7	70.0
Incurred Expense Ratio	27.8	25.8
Combined Ratio	99.5%	95.8%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	71.4%	71.3%
Incurred Expense Ratio	27.8	25.8
Underlying Combined Ratio	99.2%	97.1%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	99.2%	97.1%
Current Year Catastrophe Losses and LAE Ratio	5.0	2.5
Prior Years Non-catastrophe Losses and LAE Ratio	(3.9)	(3.4)
Prior Years Catastrophe Losses and LAE Ratio	(0.8)	(0.4)
Combined Ratio as Reported	99.5%	95.8%

Unaudited selected financial information for the Life & Health Insurance segment follows:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2014	Mar 31, 2013

Results of Operations

Earned Premiums:
Life	$97.6	$97.9
Accident and Health	38.8	40.2
Property	18.9	19.7
Total Earned Premiums	155.3	157.8
Net Investment Income	50.2	53.0
Total Revenues	205.5	210.8
Policyholders’ Benefits and Incurred Losses and LAE	97.0	102.9
Insurance Expenses	73.9	76.0
Operating Profit	34.6	31.9
Income Tax Expense	(12.5)	(10.7)
Segment Net Operating Income	$22.1	$21.2
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income
Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from income from continuing operations the after-tax impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments and 3) other significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income from continuing operations.
Kemper believes that Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three months ended March 31, 2014 and 2013 is presented below:

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2014	Mar 31, 2013
Consolidated Net Operating Income	$31.5	$42.3
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	4.2	17.5
Net Impairment Losses Recognized in Earnings	(0.5)	(1.2)
Income from Continuing Operations	$35.2	$58.6
Diluted Consolidated Net Operating Income Per Unrestricted Share
Diluted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Income from Continuing Operations Per Unrestricted Share-Diluted.
A reconciliation of Diluted Consolidated Net Operating Income Per Unrestricted Share to Diluted Income from Continuing Operations Per Unrestricted Share for the three months ended March 31, 2014 and 2013 is presented below:

	Three Months Ended
(Unaudited)	Mar 31, 2014	Mar 31, 2013
Diluted Consolidated Net Operating Income Per Unrestricted Share	$0.56	$0.72
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.08	0.30
Net Impairment Losses Recognized in Earnings	(0.01)	(0.02)
Diluted Income from Continuing Operations Per Unrestricted Share	$0.63	$1.00
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at March 31, 2014 and December 31, 2013 is presented below:

(Dollars in Millions) (Unaudited)	Mar 31, 2014	Dec 31, 2013
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,946.4	$1,919.3
Net Unrealized Gains on Fixed Maturities	198.3	132.2
Shareholders’ Equity	$2,144.7	$2,051.5
Underlying Combined Ratio
Underlying combined ratio is a non-GAAP financial measure, which is computed by adding the current year non-catastrophe losses and LAE ratio with the incurred expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which uses total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its first quarter 2014 results in a conference call on Friday, May 9, at 11 a.m. Eastern Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through May 23, 2014 at 855.859.2056 using conference ID number 20474874.
More detailed financial information can be found in Kemper’s Investor Financial Supplement for the first quarter of 2014, which is available at the investor section of kemper.com.

About Kemper
Kemper is a diversified insurance holding company with subsidiaries that provide an array of products to the individual and small business markets:

•	Auto insurance

•	Homeowners insurance

•	Renters insurance

•	Life insurance

•	Health insurance
Kemper markets to its customers through a network of independent agents, brokers and career agents.
Additional information about Kemper, including its filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com

KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE EARNINGS